SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

HYPERTENSION DIAGNOSTICS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Predicting Your CardioVascular Health Non-Invasively

November 8, 2001

Dear Shareholder:

      You are cordially invited to attend the 2001 Annual Meeting of Shareholders. This meeting will be held on Monday, December 10, 2001 at 10:00 a.m., at the Hilton (Minneapolis/ St. Paul Airport), 3800 East 80th Street, Minneapolis, Minnesota 55425. Details concerning the meeting are presented in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow.

      Your vote is important. We encourage you to read the Proxy Statement and sign and return your proxy card in the prepaid envelope provided, so that your shares will be represented at the meeting.

Sincerely,

Kenneth W. Brimmer
Chairman of the Board of Directors

2915 Waters Road, Suite 108 Eagan, MN 55121-1562 USA

Tel: 651-687-9999 • Fax: 651-687-0485 • 1-888-PulseWave (785-7392)	www.hdii.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
December 10, 2001

      Notice is hereby given that the Annual Meeting of Shareholders of Hypertension Diagnostics, Inc. (the “Company”) will be held at the Hilton (Minneapolis/ St. Paul Airport), 3800 East 80th Street, Minneapolis, Minnesota 55425, on Monday, December 10, 2001 at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors, currently serving as Class III directors, to hold office for a term of three years or until successors have been elected.

2.	To approve an amendment to the Company’s 1998 Stock Option Plan (the “1998 Plan”) to increase the number of shares reserved under the 1998 Plan from 750,000 to 1,250,000.

3.	To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2002.

4.	To transact any other business as may properly come before the Annual Meeting or any adjournment(s).

      Shareholders of record at the close of business on October 22, 2001 will be entitled to notice of and to vote at the Annual Meeting.

      Since a majority of the outstanding shares of the Company’s Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors,

Kenneth W. Brimmer
Chairman of the Board of Directors

Eagan, Minnesota

November 8, 2001

To ensure your representation at the Annual Meeting, please sign, date and return your proxy in the enclosed envelope, whether or not you expect to attend in person. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire. This proxy is solicited on behalf of the Board of Directors of the Company.

HYPERTENSION DIAGNOSTICS, INC.

2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562

PROXY STATEMENT

      The Board of Directors of Hypertension Diagnostics, Inc. (the “Company”) is soliciting your proxy for use at the 2001 Annual Meeting of Shareholders to be held on Monday, December 10, 2001 or any adjournment(s). This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about November 8, 2001.

GENERAL INFORMATION

Voting

      Each share of our Common Stock is entitled to one vote. You may vote your shares in person by attending the Annual Meeting or you may vote by proxy. If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided.

      If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR Proposal 1 — Election of two incumbent nominees for Class III directors as described below, FOR Proposal 2 — Amendment to the 1998 Stock Option Plan as described below, and FOR Proposal 3 — Appointment of the independent auditors.

Quorum and Vote Requirements

      The total number of shares outstanding as of October 22, 2001 and entitled to vote at the meeting consisted of 5,904,329 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on October 22, 2001 will be entitled to vote at the Annual Meeting. A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

      Each of the proposals presented at the Annual Meeting will be approved if a majority of the shares of Common Stock present in person or represented by proxy vote for the proposal. Broker nonvotes are not counted as votes for or against a proposal. Abstentions are counted in determining the total number of votes cast on a proposal. An abstention has the effect of a negative vote.

Revoking A Proxy

      If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to our Secretary at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting. Otherwise, your shares will be voted as indicated on your proxy.

STOCK OWNERSHIP OF PRINCIPAL

SHAREHOLDERS AND MANAGEMENT

      The following table presents, as of October 22, 2001, certain information regarding beneficial ownership of our Common Stock by (1) each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock, (2) each of our directors and executive officers, and (3) all of our current directors and executive officers as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares and may be reached at 2915 Waters Road, Suite 108, Eagan, Minnesota 55121.

	Shares Beneficially Owned

		Shares Acquirable		Percentage
Name of Beneficial Owner	Shares	within 60 Days(1)	Total	Beneficially Owned

Greg H. Guettler	25,000	119,952	144,952	2.4%

Charles F. Chesney, D.V.M., Ph.D., R.A.C.	53,000	298,998	351,998	5.7%

James S. Murphy	50,000	105,416	155,416	2.6%

E. Paul Maloney	500	12,000	12,500	*

Jay N. Cohn, M.D.	74,174	463,211	537,385	8.5%

Melville R. Bois	25,000	62,500	87,500	1.5%

Kenneth W. Brimmer	54,500	77,500	132,000	2.2%

Stanley M. Finkelstein, Ph.D.	54,383	257,688	312,071	5.1%
Health Informatics Division, Box 609
UMHC, 420 Delaware St. S.E.,
Minneapolis, Minnesota 55455

Wayne W. Mills(2)	375,000	125,000	500,000	8.3%
5020 Blake Rd. S.
Edina, MN 55436

Anthony D. Altavilla, Jens Dalsgaard and Jeff Lamberson, as a group(3)	200,000	300,000	500,000	8.1%
81 Throckmorton Avenue, Suite 201
Mill Valley, CA 94941
All Officers and Directors as a Group

(7 persons)	282,174	1,139,577	1,421,751	20.2%

*	Less than 1%.

(1)	Shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options and warrants for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(2)	Based on an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on behalf of Mr. Mills on February 12, 2001.

(3)	Based on issuances by the Company under that certain Consulting Agreement dated July 9, 2001. Messrs. Altavilla, Dalsgaard and Lamberson have advised the Company that they do not consider themselves to be a “group,” as that term is defined by Section 13(d)(3) of the Securities Exchange Act of 1934. See Certain Relationships and Related Transactions.

PROPOSAL 1: ELECTION OF DIRECTORS

      Under our Bylaws, the Board of Directors may from time to time determine the size of the Board. The Board currently has fixed the number of directors at five.

      Our Articles of Incorporation and Bylaws provide that the Board of Directors is classified into three classes, the members of each class to serve (after an initial transition period) for a staggered term of three years. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. At this Annual Meeting, the term of two incumbent directors, Dr. Jay N. Cohn and Mr. Kenneth W. Brimmer, are expiring. Dr. Cohn and Mr. Brimmer have been nominated for re-election to Class III and, if elected, will serve a term of three years. The terms of Dr. Chesney and Mr. Bois expire at the Annual Meeting of Shareholders following fiscal year 2002. Mr. Guettler was re-elected at last year’s Annual Meeting and his term will expire at the Annual Meeting of Shareholders following fiscal year 2003. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

      Two directors will be elected at the 2001 Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2004 or until his successor is elected. The Board of Directors has nominated for election Dr. Jay N. Cohn and Kenneth W. Brimmer, who are currently serving as directors.

      It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, the nominees and each continuing director has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominees named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

      The names and biographical information concerning each nominee and the other directors filling unexpired terms are set forth below, based upon information furnished to us by each nominee and the other directors. Each nominee listed below has consented to serve if elected. If a nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

Nominees Proposed For Election For Term Expiring At The Annual Meeting Following Fiscal Year 2004:

Name	Age	Position	Director Since

Kenneth W. Brimmer(1)(2)	46	Chairman of the Board of Directors	1995

Jay N. Cohn, M.D.(1)	71	Chief Medical Consultant, Chairman of the Scientific and Clinical Advisory Board and Director	1988

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

      Kenneth W. Brimmer Mr. Brimmer was elected to our Board of Directors in November 1995, and was elected Chairman by our Board on June 5, 2000, replacing Melville R. Bois. Mr. Brimmer presently serves as Chairman, CEO and Director of Active IQ Technologies, Inc. Previously, Mr. Brimmer was President of Rainforest Cafe, Inc. from April 1997 until April 2000 and was Treasurer from its inception during 1995. Prior to that, Mr. Brimmer was employed by Grand Casinos, Inc. and its predecessor from October 1990 until April 1997, serving as Special Assistant to the Chairman and CEO, Mr. Lyle Berman. Mr. Brimmer currently serves on the board of directors of Rainforest Cafe, Inc., a wholly-owned subsidiary of Landry’s Restaurants, Inc., New Horizons Kid Quest, Inc., and Oxboro Medical, Inc., where he is also Chairman.

      Jay N. Cohn, M.D. Dr. Cohn has served as a member of our Board of Directors since our inception in July 1988. Since 1974, Dr. Cohn has been employed by the University of Minnesota Medical School as a Professor of Medicine and he was Head of its Cardiovascular Division from 1974 through 1997. Dr. Cohn discovered that arterial elasticity indices could be determined from blood pressure waveforms in the late 1970’s and he is a co-inventor of the pulse contour analysis technology used in our CardioVascular Profiling System Products. Dr. Cohn is our Chief Medical Consultant and has been a consultant to several pharmaceutical firms both in the U.S. and overseas. He became the Chairman of our Scientific and Clinical Advisory Board during 1996. Dr. Cohn is the past President of the International Society of Hypertension, past President of the American Society of Hypertension and is a member of the editorial boards of about 12 professional journals and belongs to some 17 professional societies. Since 1959, Dr. Cohn has authored more than 500 scientific articles and is the co-editor of a textbook of cardiovascular medicine. Dr. Cohn received his M.D. degree from Cornell University (1956).

      Vote Required. The affirmative vote of a majority of the shares of our Common Stock represented at the 2001 Annual Meeting in person or by proxy is required for the election of each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES

OTHER INFORMATION

REGARDING OUR DIRECTORS

      The following sets forth certain biographical and other information regarding those directors serving terms continuing after the 2001 Annual Meeting.

Name	Age	Position	Director Since

Melville R. Bois(1)(2)	55	Director	1995

Charles F. Chesney, D.V.M., Ph.D., R.A.C.	59	Executive Vice President, Corporate Secretary, Chief Technology Officer and Director	1988

Greg H. Guettler	47	President and Director	1997

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

Term Ending After Fiscal Year 2002:

      Melville R. Bois Mr. Bois was elected to our Board of Directors in November 1995 and was elected our Chairman during 1997. On June 5, 2000, Mr. Bois resigned as our Chairman but remains as a Director. From January 1996 until September 1997, he was our President and Chief Executive Officer. For more than 30 years, Mr. Bois has been employed by title insurance and financial companies. In 1979, he founded and was the owner of Universal Title Insurance Company which became Universal Title and Financial Corporation during 1984 with Mr. Bois continuing as its President. Universal Title and Financial Corporation is a private holding company which is engaged in commercial real estate and related records and data management. Mr. Bois has been and is presently a member of the board of directors of several companies, including Hilex Corporation and Grand Forks Abstract Company. Since 1988, he has been the owner and President of the Bois Family Foundation, a charitable organization.

      Charles F. Chesney, D.V.M., Ph.D., R.A.C. Dr. Chesney served as our President and Chief Executive Officer from our inception in 1988 until January 1, 1996, when he became our Executive Vice President and Chief Technology Officer. He has been a member of our Board of Directors since its inception in July 1988 and has been our Corporate Secretary since December 1988. From 1978 until 1997, Dr. Chesney was a consultant to P-T Consulting Associates, Inc., a biomedical research, product development and consulting firm, which he owns. From 1984 to 1987, Dr. Chesney was employed by the

3M Company as Research and Development Manager for 3M/ Riker Laboratories in its Pharmaceutical and Health Care Divisions. Dr. Chesney is the founder of and provided the management for a software systems firm which offers data base management systems to large drug and chemical companies. For many years he was employed by pharmaceutical firms in the field of drug safety and regulatory toxicology and pathology. He is the author of more than 35 scientific publications in the field of medical pathology, toxicology and cardiovascular physiology. Dr. Chesney is a member of more than 30 professional societies and has been engaged in new product research and development in the pharmaceutical, medical device and bio-technology industries since 1974. During 1991, Dr. Chesney became “Board Certified” in regulatory affairs by the Certification Board of the Regulatory Affairs Professional Society. Dr. Chesney holds the degree of Doctor of Veterinary Medicine from the University of Minnesota (1970) and a Ph.D. in Medical Pathology with a minor in Cardiovascular Physiology from the University of Wisconsin-Madison (1973).

Term Ending After Fiscal Year 2003:

      Greg H. Guettler Mr. Guettler has been our President and a Director since September 1997. Mr. Guettler has more than 20 years of experience in sales, marketing and management positions within the medical industry. Prior to joining us, Mr. Guettler was a senior manager at Universal Hospital Services, Inc. (“UHS”), a nationwide provider of medical devices and “per-use” device management services to the health care industry. During his 14 years at UHS, Mr. Guettler held positions as Director of National and Strategic Accounts where he led a national accounts sales team, as Director of Alternate Care and Specialty Product Promotions where he was responsible for the development of UHS’s alternate care business unit and the nationwide distribution of new medical products, and as Marketing Manager where he was responsible for company-wide marketing and planning. Additionally, Mr. Guettler has held territory, sales, sales management, product management, marketing and business development positions for the American Red Cross Blood Services. Mr. Guettler holds a Bachelor of Arts degree from the University of St. Thomas in St. Paul, Minnesota (1977) and a Master of Business Administration degree (M.B.A.) from the University of St. Thomas Graduate School of Management in St. Paul, Minnesota (1983).

Meetings and Committees of the Board of Directors

      The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board concerning salaries, bonus awards and benefits for officers and key employees. The Committee also administers the Company’s stock option plans. Members of the Compensation Committee are Messrs. Bois and Brimmer and Dr. Cohn. Information about the Company’s Audit Committee may be found below under the heading “Report of the Audit Committee.”

      The Board of Directors met seven times and took written action in lieu of meeting six times during fiscal year 2001. The Compensation Committee met one time during fiscal year 2001. Each incumbent director attended all of the total number of Board meetings and all of the committee meetings on which he served during fiscal year 2001.

REPORT OF THE AUDIT COMMITTEE

      The Board of Directors has established an Audit Committee (the “Audit Committee”) comprised of Messrs. Melville R. Bois and Kenneth W. Brimmer. The Audit Committee operates under an Audit Committee Charter, adopted effective June 5, 2000. Each of the members of the Audit Committee is an independent director as defined by The Nasdaq National Market listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of our financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.

      The Audit Committee met twice in fiscal year 2001. The meetings were designed to facilitate and encourage private communication between the Audit Committee and our independent accountants, Ernst & Young LLP.

      During these meetings, with and without management present, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee considered the compatibility of non-audit services with the auditor’s independence. This information was discussed with Ernst & Young LLP.

      Based on the discussions with management and Ernst & Young LLP, the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended June 30, 2001 filed with the Securities and Exchange Commission.

Melville R. Bois	Kenneth W. Brimmer

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Compensation of Directors

      Members of the Board of Directors receive no cash compensation for such service. We have established, for our future non-employee directors, an option-based compensation policy providing that each newly appointed or elected non-employee director will be granted a ten-year option, vesting over four years, for 20,000 shares of our Common Stock, exercisable at the fair market value of such stock on the date of grant of the option. In addition, each such non-employee director will be granted an additional option for 3,000 shares of our Common Stock at the end of each year of service, vested as of the date of grant, for a ten-year term exercisable at the fair market value of our Common Stock on the date of grant. Also, the Chairman of the Board of Directors will be granted an additional option for 1,000 shares of our Common Stock at the end of each year of service, vested as of the date of grant, for a ten-year term exercisable at the fair market value of our Common Stock on the date of grant.

EXECUTIVE OFFICERS AND

KEY EMPLOYEES

      Set forth below is biographical and other information on our executive officers and a key consultant. Information about Mr. Greg H. Guettler, our President, and Mr. Charles F. Chesney, our Chief Technology Officer, may be found under the heading “Other Information Regarding Our Directors.”

Name	Age	Position

James S. Murphy	57	Senior Vice President, Finance and Administration and Chief Financial Officer

E. Paul Maloney	48	Vice President — Engineering

Stanley M. Finkelstein, Ph.D.	60	Chief Technical Consultant

      James S. Murphy Mr. Murphy joined us as Vice President of Finance and Chief Financial Officer during May 1996. In March 2000, his title was changed to Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Murphy was Controller of Gaming Corporation of America from December 1992 through November 1995. From 1978 to 1988, he was a tax partner with Fox, McCue and Murphy, a certified public accounting firm located in Eden Prairie, Minnesota. From 1970 to 1978, Mr. Murphy was employed by Ernst & Ernst (currently named Ernst & Young LLP) with both audit (six years) and tax (two years) experience. Mr. Murphy is a member of the American Institute of Certified Public Accountants as well as the Minnesota Society of CPAs. He holds a Bachelor of Science degree from Saint John’s University in Collegeville, Minnesota (1966) and a Master of Business Administration degree (M.B.A.) from the University of Minnesota (1968).

      E.  Paul Maloney Mr. Maloney joined us during April 2001 as Vice President — Engineering. Previously, Mr. Maloney was President, Chief Engineer and owner of Solutions Engineering, Inc. (“SEI”), a product design and development firm serving the medical device industry. SEI was founded in 1991, and was responsible for developing several medical products for its U.S. and European clients including drug delivery systems, blood gas monitors, blood flow monitors, electro-surgical devices, web enabled ECG monitors and gene therapy systems. Prior to founding SEI, Mr. Maloney was Director of Engineering and then Vice President of Vasamedics, Inc. (1988-1990) where he was engaged in developing a new laser doppler device, and he was Team Leader for Nicolet Phoenix/ Nicolet Instrument, Inc. (1986-1988) where he participated in the design and development of the first digital hearing aid. He was a Staff Engineer and subsequently an Engineering Manager of the Medical Division for TSI, Inc. (1983-1986) and an Electronics Engineer at Honeywell Avionics, Inc. in Minneapolis (1979-1983). Mr. Maloney holds a Bachelor of Science degree in Electronics Engineering from the Institute of Technology at the University of Minnesota (1979).

      Stanley M. Finkelstein, Ph.D. Dr. Finkelstein is our Chief Technical Consultant. Dr. Finkelstein has been employed by the University of Minnesota since 1977, and is a Professor of Laboratory Medicine and Pathology in the Medical School. He has also been Associate Director of the Division of Health Computer Sciences within the Department of Laboratory Medicine and Pathology since 1982 and is currently the Director of Graduate Studies for Biomedical Engineering. Dr. Finkelstein is the author more than 100 scientific articles in professional journals and technical conference proceedings on subjects relating to arterial vascular compliance, pulmonary disease, medical informatics and data management. He has also presented data and information related to these subjects at more than 100 conferences and technical meetings. Dr. Finkelstein is a co-inventor of the technology used in our CardioVascular Profiling System Products. Dr. Finkelstein earned his Ph.D. in Electrical Engineering and Systems Science Bioengineering from the Polytechnic Institute of Brooklyn, located in Brooklyn, New York (1969).

EXECUTIVE COMPENSATION

      The following table sets forth the cash and non-cash compensation for the years indicated earned by or awarded to Greg H. Guettler, our President and our only other executive officers whose total cash compensation exceeded $100,000 (the “Named Executive Officers”) in fiscal year 2001.

Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual
	Fiscal Year	Compensation		Securities
Name and	Ended			Underlying	All Other
Principal Position	June 30	Salary	Bonus	Options	Compensation

Greg H. Guettler	2001	$150,113	$21,932	30,000	—
President	2000	140,400	13,868	25,428	—
	1999	132,423	25,200	5,000	—

Charles F. Chesney	2001	148,562	20,872	30,000	—
Executive Vice President,	2000	136,827	14,929	25,428	—
Secretary and Chief Technology Officer	1999	111,646	20,160	5,000	—

James S. Murphy	2001	140,160	20,800	30,000	—
Senior Vice President, Finance	2000	127,839	12,300	23,124	—
and Administration and Chief Financial Officer	1999	107,905	20,020	5,000	—

      The following table provides information about each stock option grant made during the fiscal year ended June 30, 2001 to the Named Executive Officers.

Option Grants In Fiscal Year 2001

	Number of
	Securities	Percent of Total	Exercise
	Underlying	Options Granted	or Base
	Options	to Employees	Price	Expiration
Name	Granted	in Fiscal Year	($/Share)	Date

Greg H. Guettler	30,000	9.7%	$5.50/share	12/14/2010

Charles F. Chesney	30,000	9.7%	$5.50/share	12/14/2010

James S. Murphy	30,000	9.7%	$5.50/share	12/14/2010

      The following table summarizes stock option exercises during the fiscal year ended June 30, 2001 and the total number of options held at the end of fiscal year 2001 by the Named Executive Officers.

Aggregated Option Exercises in Fiscal Year 2001 and

Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at June 30, 2001		Options at June 30, 2001(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Greg H. Guettler	—	—	97,952	106,476	$224,366	$243,833

Charles F. Chesney	—	—	289,998	67,476	876,720	124,883

James S. Murphy	—	—	105,416	27,708	250,741	5,396

(1)	The values have been calculated based on the closing bid price for our Common Stock as of June 29, 2001 (before payment of applicable income taxes).

Employment Agreements

      On December 22, 1999, we entered into employment agreements with Charles F. Chesney, Greg H. Guettler and James S. Murphy, each with a two (2) year term. Charles F. Chesney serves as our Executive Vice President, Chief Technology Officer and Secretary and receives a base salary of $152,113. Greg H. Guettler serves as our President and receives a base salary of $152,113. James S. Murphy serves as our Senior Vice President, Finance and Administration and Chief Financial Officer and receives a base salary of $140,160. The agreements provide for increases to the base salary based upon performance, as well as bonus and incentive payments and the opportunity to receive stock options for the purchase of our Common Stock. Further, each of the agreements has non-compete and confidentiality provisions which prohibit the employee from disclosing our confidential information and from competing with us or soliciting our employees for a period of one year following the termination of the employment relationship. If the agreement is terminated without cause before the two-year term is expired, we are obligated to continue making base salary payments until the expiration of the agreement or for a period of one (1) year, whichever is less. Upon a change of control which leads to termination of employment for reasons other than “for cause” or “good reason,” we are obligated to pay a severance payment based upon the base salary.

      The employment agreements of Messrs. Murphy and Guettler have expired by their terms and therefore, such employees are employed at-will by us. However, the Company and such individuals are presently negotiating the terms of their respective employment agreements.

      On March 28, 2001, we entered into an employment agreement with E. Paul Maloney with a two (2) year term. Pursuant to the agreement, Mr. Maloney serves as our Vice President — Engineering with a base salary of $140,000. The agreement provides for increases in base salary based upon performance, as well as bonus and incentive payments and the opportunity to receive options to purchase our Common Stock. The agreement contains non-compete and confidentiality provisions which prohibit Mr. Maloney from disclosing our confidential information and competing with us or soliciting our employees for a period of one year after the termination of his employment with us. If the agreement is terminated without cause before the two-year period expires, we are obligated to continue making base salary payments until the expiration of the agreement or for a period of one year, whichever is less. Upon a change of control which leads to termination of employment for reasons other than “for cause” or “good reason,” we are obligated to pay a severance payment based upon the base salary.

Certain Relationships and Related Transactions

      On October 30, 1995, we entered into a four-year consulting agreement with Stanley M. Finkelstein, Ph.D., one of the founders of our Company and currently our Chief Technical Consultant. The agreement was cancellable for any reason by either us or Dr. Finkelstein upon 60 days prior notice. Under the terms of the agreement, we agreed to grant Dr. Finkelstein nonqualified stock options to purchase 297,688 shares of Common Stock, which are exercisable for a period of ten years at an exercise price of $1.70 per share, to serve as technical liaison and spokesman for our arterial compliance technology and to use his best efforts to forward the research, clinical penetration and marketing of our Products. All of the shares underlying these options have been fully vested. Dr. Finkelstein is entitled to certain registration rights with respect to the shares underlying these options.

      On October 30, 1995, we entered into a four-year consulting agreement with Jay N. Cohn, M.D., a member of our Board of Directors. Dr. Cohn is also one of our founders and serves as our Chief Medical Consultant and Chairman of our Scientific and Clinical Advisory Board. The agreement was cancellable for any reason by either us or Dr. Cohn upon 60 days prior notice. Under the terms of the agreement, we agreed to grant Dr. Cohn nonqualified stock options to purchase 449,265 shares, which are exercisable for a period of ten years at an exercise price of $1.70 per share, to serve as clinical liaison and spokesman for our arterial compliance technology and to use his best efforts to forward the research, clinical penetration and marketing of our Products. All of the shares underlying these options have been fully vested.

      On August 28, 1998 our Board of Directors agreed to amend Dr. Cohn’s consulting agreement. Under the amended consulting agreement, Dr. Cohn will perform marketing, sales and public relations activities. As consideration for such additional services, we have agreed to grant to Dr. Cohn an option to purchase 100,000 shares of Common Stock under our 1998 Stock Option Plan, with an exercise price equal to $3.656 per share (which was the fair market value of the Common Stock on the date of grant). The option vests in three equal annual installments commencing on the date of grant. The consulting agreement has been extended through August 2001.

      On February 19, 1999, we granted Mr. Kenneth W. Brimmer an option to purchase 10,000 shares of our Common Stock at $2.81 per share for extraordinary efforts during our initial public offering.

      On April 16, 1999, we entered into an employment agreement with Dennis L. Sellke with a two year term. Under that agreement, Dennis L. Sellke was to serve as our Chief Executive Officer and receive a base salary of $160,000. The agreement provided for increases to the base salary based upon performance, as well as bonus and incentive payments and the opportunity to receive stock options for the purchase of our Common Stock. Further, the agreement had non-compete and confidentiality provisions which prohibit Mr. Sellke from disclosing our confidential information and from competing with us or soliciting our employees for a period of one year following the termination of the employment relationship. If the agreement were terminated without cause before the two-year term is expired, we would be obligated to continue making base salary payments until the expiration of the agreement or for a period of one year, whichever is less. Upon a change of control which leads to termination of employment for reasons other than “for cause” or “good reason,” we would be obligated to pay a severance payment based upon the base salary. Mr. Sellke ceased serving as our Chief Executive Officer effective April 21, 2000.

      On April 12, 2001, we granted Mr. Kenneth W. Brimmer, our Chairman of the Board of Directors, an option to purchase 25,000 shares of our Common Stock at $3.70 per share for his recent and future assistance with our marketing efforts.

      On June 11, 2001, we entered into an employment agreement with Ronald J. Cacicia with a one year term. Under that agreement, Mr. Cacicia was to serve as our Vice President — Sales and Marketing and receive a base salary of $120,000. The agreement provided for increases to the base salary based upon performance, as well as bonus and incentive payments and the opportunity to receive stock options for the purchase of our Common Stock. Further, the agreement had non-compete and confidentiality provisions which prohibit Mr. Cacicia from disclosing our confidential information and from competing with us or soliciting our employees for a period of one year following the termination of the employment relationship. If the agreement were terminated without cause before the two-year term is expired, we would be obligated to continue making base salary payments until the expiration of the agreement or for a period of six months, whichever is less. Upon a change of control which leads to termination of employment for reasons other than “for cause” or “good reason,” we would be obligated to pay a severance payment based upon the base salary. Mr. Cacicia ceased serving as our Vice President — Sales and Marketing effective August 15, 2001.

      On July 9, 2001, we entered into a Consulting Agreement with Redwood Consulting, LLC under which Redwood Consulting, LLC agreed to provide us with certain investor communications and public relations services. In consideration for these services and upon the execution of the Consulting Agreement, we issued 200,000 shares of our Common Stock and issued warrants for the purchase of 300,000 shares of our Common Stock. Of the 300,000 shares acquirable upon exercise of the warrants, 100,000 shares are acquirable at an exercise price of $5.00 per share, 100,000 shares are acquirable at an exercise price of $7.50 per share and the remaining 100,000 shares are acquirable at an exercise price of $10.00 per share. We believe the fair value of the agreement to be $2.1 million. These securities were issued directly to The Anthony D. and Leslie T. Altavilla Revocable Trust, UTA 03/06/2001, Jens Dalsgaard and Jeff Lamberson. Messrs. Anthony D. Altavilla and Jens Dalsgaard are members of Redwood Consulting, LLC.

      On October 11, 2001, we loaned Redwood Consultants, LLC (“Redwood”) $75,000 through a term note (the “Note”). The note bears 8% interest and is due April 11, 2002. A default under the Note includes, among other things, any failure of Redwood to pay principal or interest on this Note when due, default in the performance of any other covenant or agreement of any party in, or pursuant to, any of the loan documents, failure of Redwood to pay its debts as such debts become due, or the institution of any proceeding by or against Redwood seeking to adjudicate it bankrupt or insolvent. The Note is guaranteed by each of Jens Dalsgaard, Anthony D. Altavilla and The Anthony D. and Leslie T. Altavilla Revocable Trust, UTA 03/06/2001 (the “Altavilla Trust”) by a guaranty dated October 11, 2001. Anthony D. Altavilla and Leslie T. Altavilla are trustees for the Altavilla Trust. The guaranty contains default terms similar to those found in the Note. Performance of the guaranty is secured by a pledge of 70,000 shares of our Common Stock by each of Jens Dalsgaard and the Altavilla Trust, respectively. The pledged shares were issued to Jens Dalsgaard and the Altavilla Trust on July 9, 2001 as compensation under the Consulting Agreement.

      By a letter agreement dated October 19, 2001, Messrs. Dalsgaard and Lamberson and The Altavilla Revocable Trust, UTA 03/06/2001 agreed that, without our written permission, they would not offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of, or arrange for the contingent disposition of 100,000 of the 200,000 shares of our Common stock which were issued pursuant to the Consulting Agreement. Of the 100,000 shares, Jens Dalsgaard is restricted as to 35,000 shares, Jeff Lamberson is restricted as to 30,000 shares and The Anthony D. and Leslie T. Altavilla Revocable Trust, UTA 03/06/2001 is restricted as to 35,000 shares. This restriction is in effect for a period of one year from July 9, 2001, the date of the Consulting Agreement, unless earlier terminated, in whole or in part, in our discretion.

      On October 23, 2001, we filed a Registration Statement on Form S-3 (File No. 333-72118) to register with the Securities and Exchange Commission the 500,000 shares of our Common Stock issued or issuable to Messrs. Dalsgaard and Lamberson and The Altavilla Trust, UTA 03/06/2001. The registration statement was declared effective by the Securities and Exchange Commission on October 29, 2001 at 3:00 p.m. Washington, D.C. time. All expenses relating to the registration will be paid by us.

      Our management believes that the terms of these transactions are no less favorable to us than would have been obtained from a nonaffiliated third party for similar services. Any future transactions between us and any of our officers, directors or affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties. All future material affiliated transactions must be approved by a majority of the disinterested non-employee directors of our Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Pursuant to Section 16(a) under the Securities Exchange Act of 1934, our executive officers, directors and 10% shareholders (insiders) are required to file reports on Forms 3, 4, and 5 of their beneficial holdings and transactions in our Common Stock. To our knowledge, all insiders made timely filings of Forms 3, 4 or 5 with respect to transactions or holdings during fiscal year 2001, except for a Form 4 filing by Messrs. Brimmer and Guettler in connection with their exercise of Class A warrants and their acquisition of Class B Warrants in March 2001.

PROPOSAL 2: AMENDMENT TO 1998 STOCK OPTION PLAN

General Information

      On May 1, 1998, our Board of Directors adopted, and on May 22, 1998 our shareholders approved and ratified the adoption of, the Hypertension Diagnostics, Inc. 1998 Stock Option Plan (the “1998 Plan”). The purpose of the 1998 Plan is to enable us to retain and attract officers, employees, consultants and non-employee directors who contribute to our success by their ability, ingenuity and industry, and to enable such persons to participate in our long-term success and growth by giving them a proprietary interest in us. The 1998 Plan authorizes the granting of stock options.

Amendment to the 1998 Plan

      The proposed amendment to the 1998 Plan is as follows:

      Increase in the Number of Shares Available under the 1998 Plan. The Board of Directors has approved, subject to ratification and approval by our shareholders, an amendment to the 1998 Plan fixing the number of shares of our Common Stock available at 1,250,000. Currently, there are 130,820 shares available for future grants under the 1998 Plan. On October 22, 2001, there were outstanding options to purchase 595,180 shares under the 1998 Plan. Therefore, absent shareholder approval of this amendment to the 1998 Plan, only 130,820 shares remain available under the 1998 Plan for stock options. The Board of Directors has deemed it advisable to fix the number of shares available for grant under the 1998 Plan at 1,250,000, requiring an increase of 500,000 shares to facilitate future stock option grants. The Board believes that this proposal is the in the best interests of our shareholders.

      The principal features of the 1998 Plan are summarized below.

      Shares Available Under 1998 Plan. Currently, there are 595,180 shares available for future grants of stock options under the 1998 Plan. The maximum number of shares of Common Stock reserved and available under the 1998 Plan for stock options is 750,000 (subject to possible adjustment in the event of stock splits or other similar changes in our Common Stock). Included in Proposal 2 is an amendment to fix the number of shares reserved under the 1998 Plan at 1,250,000 shares. If any option is terminated, forfeited or expired, the shares of our Common Stock underlying that option shall be added to the shares available for issuance.

      Eligibility and Administration. Our officers, employees, consultants and non-employee directors are eligible to be granted stock options under the 1998 Plan. The 1998 Plan is administered by the Board or, in its discretion, by a committee of not less than two “non-employee directors,” as defined in the 1998 Plan (the “Committee”), who are appointed by the Board of Directors. The term “Board” as used in the 1998 Plan refers to the Board or, if the Board has delegated its authority, the Committee. The Board has the power to grant stock options and determine all other terms and conditions of such stock options, interpret the 1998 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1998 Plan.

      Stock Options. The Board may grant stock options that either qualify as “incentive stock options” under the Code or are “non-qualified stock options” in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1998 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board’s discretion, by tendering our Common Stock. The Board may also allow a registered broker-dealer to sell the shares of our Common Stock acquirable upon exercise of the stock option and remit to us a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from the exercise. No stock option is transferable by the optionee or exercisable by anyone else during the optionee’s lifetime.

      Stock options may be exercised during varying periods of time after a participant’s termination of employment, depending upon the reason for the termination. Following a participant’s death, the participant’s stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee’s legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant’s stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of three months (or such longer period as determined by the Board at the time of retirement) from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant’s options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant’s employment is terminated for cause, the participant’s stock options immediately terminate. These exercise periods may be reduced or increased by the Board for particular options. The Board may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement.

      No incentive stock option may be granted under the 1998 Plan after May 1, 2008. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of our Common Stock). The aggregate fair market value of our Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of our Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of our Common Stock, the option price must be not less than 110% of the fair market value of our Common Stock on the date the option is granted). The exercise price for non-qualified options granted under the 1998 Plan may be less than 100% of the fair market value of our Common Stock on the date of grant.

Federal Income Tax Consequences

      Stock Options. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the “Applicable Holding Periods”), any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. We are entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net capital gains are taxed at a maximum federal rate of 20% while compensation income may be taxed at higher federal rates.

      An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. We are entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

      Withholding. Under the 1998 Plan, we may require each participant to pay us any federal, state or local taxes required by law to be withheld with respect to the award. To the extent permitted by law, we have the right to deduct any such taxes from any payment otherwise due to the participant. A participant may pay us in cash an amount sufficient to satisfy applicable withholdings. In our discretion, we may permit a participant to satisfy part or all of the withholding tax requirements associated with the stock option by authorizing us to retain from the number of shares of our Common Stock which would otherwise be deliverable to the participant a sufficient number of shares to satisfy the withholding. In that case, we would pay the tax liability from our own funds.

Registration With the SEC

      Upon approval of the amendment to the 1998 Plan by the shareholders, we intend to file a registration statement covering the offering of the additional shares of Common Stock issuable under the 1998 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Vote Required

      Shareholder approval of the amendment to the 1998 Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock represented at the 2001 Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL AND

RATIFICATION OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS

      Ernst & Young LLP has served as our independent auditors since 1997. The Audit Committee of the Board of Directors has again recommended Ernst & Young LLP to serve as independent auditors for fiscal year 2002. Although it is not required to do so, the Board of Directors desires to submit the appointment of Ernst & Young LLP for shareholder approval at the 2001 Annual Meeting.

      A representative of Ernst & Young LLP will be present at the 2001 Annual Meeting to answer appropriate questions.

      If a majority of shares of our Common Stock is not voted to approve the appointment of Ernst & Young LLP, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

OTHER INFORMATION

Shareholder Proposals For 2002 Annual Meeting

      Any shareholder proposal intended for inclusion in our proxy material for the 2002 Annual Meeting of Shareholders must be received by our Secretary no later than the close of business on July 11, 2002.

      A shareholder who wishes to make a proposal for consideration at the 2002 Annual Meeting, but does not seek to include the proposal in our proxy material, must notify our Secretary. The notice must be received no later than September 24, 2002. If the notice is not timely, then the persons named on our proxy card for the 2002 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Audit Fees

      The aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the year ended June 30, 2001 and the reviews of the financial statements included in our Forms 10-QSB for fiscal year 2001 were $30,500.

All Other Fees

      Other than those fees listed above, the aggregate fees billed to us by Ernst & Young LLP for fiscal year 2001, none of which were financial information systems design and implementation fees, were $11,000 for audit-related services such as statutory filings and accounting consultations. Our Audit Committee has determined that the non-audit services performed by Ernst & Young LLP are not incompatible with Ernst & Young LLP maintaining its independence with respect to us.

Annual Report

      Our Annual Report for the fiscal year ended June 30, 2001, which includes our Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of our Form 10-KSB Annual Report, excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained by our shareholders without charge upon written request to our Chief Financial Officer at the address indicated on this Proxy Statement.

Cost and Method of Solicitation

      We will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our Common Stock. We will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited by telephone, electronic transmission or in person by our directors, officers and employees.

Other Matters

      As of the date of this Proxy Statement, management knows of no other matters that may come before the 2001 Annual Meeting. However, if matters other than those referred to above should properly come before the 2001 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Kenneth W. Brimmer
Chairman of the Board of Directors

Appendix A: Audit Committee Charter

HYPERTENSION DIAGNOSTICS, INC.

AUDIT COMMITTEE CHARTER

Organization

      This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the “Board”). The committee shall be appointed by the Board and shall comprise at least two directors, each of whom are independent of management and the Company. Since the Company is a small business filer under the SEC rules, the Company elects not to comply with the Audit Committee requirement of at least three members. Members of the committee shall be considered independent if they have no relationship that may interfere with exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise. The members of the committee will be elected annually at the organizational meeting of the full Board held in December and will be listed in the annual report to shareholders. One of the members of the committee will be elected committee Chair by the Board.

Statement of Policy

      The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, if applicable, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, if applicable, and management of the company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

      The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•	The committee shall discuss with the internal auditors, if applicable, and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and

HYPERTENSION DIAGNOSTICS, INC.

AUDIT COMMITTEE CHARTER — (Continued)

compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-QSB. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-KSB (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

PROXY

HYPERTENSION DIAGNOSTICS, INC.
ANNUAL MEETING OF SHAREHOLDERS – DECEMBER 10, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Greg H. Guettler and Charles F. Chesney, D.V.M., Ph.D., R.A.C., or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Hypertension Diagnostics, Inc. to be held at the Hilton (Minneapolis/St. Paul Airport), 3800 East 80th Street, Minneapolis, Minnesota 55425, on December 10, 2001 at 10:00 a.m. Minneapolis, Minnesota time, and at any adjournment(s) thereof, and to vote, as designated below, all shares of Common Stock of Hypertension Diagnostics, Inc. held of record by the undersigned on October 22, 2001 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

     This proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3. Please sign, date and return this proxy form using the enclosed envelope.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

HYPERTENSION DIAGNOSTICS, INC. 2001 ANNUAL MEETING OF SHAREHOLDERS

1.	ELECTION OF CLASS III DIRECTORS:	1-Kenneth W. Brimmer 2-Jay N. Cohn, M.D.	[ ]	FOR all nominees listed to the left (except as specified below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)  [   ]

2.	TO APPROVE AN AMENDMENT TO THE 1998 STOCK OPTION PLAN OF THE COMPANY (THE “1998 PLAN”) TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE 1998 PLAN FROM 750,000 TO 1,250,000.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Date: _________________________, 2001 NO. OF SHARES __________________________

Check appropriate box:

Address Change? [ ]	Name Change? [ ]	[ ] I plan to attend the meeting.

Indicate changes below:

[	]
[	]
[	]

Signature(s) in Box

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person